Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-3

(Form Type)

Forte Biosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Rule 457(o)	(1)(2)	(3)	(3)	—	—

Fees to Be Paid	Equity	Preferred Stock, par value $0.001 per share	Rule 457(o)	(1)(2)	(3)	(3)	—	—

Fees to Be Paid	Debt	Debt Securities	Rule 457(o)	(1)(2)	(3)	(3)	—	—

Fees to Be Paid	Equity	Depositary Shares	Rule 457(o)	(1)(2)	(3)	(3)	—	—

Fees to Be Paid	Equity	Warrants	Rule 457(o)	(1)(2)	(3)	(3)	—	—

Fees to Be Paid	Other	Subscription Rights	Rule 457(o)	(1)(2)	(3)	(3)	—	—

Fees to Be Paid	Other	Purchase Contracts	Rule 457(o)	(1)(2)	(3)	(3)	—	—

Fees to Be Paid	Other	Units (4)	Rule 457(o)	(1)(2)	(3)	(3)	—	—

Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	(1)(2)	(3)	$300,000,000	$0.00015310	$45,930

	Total Offering Amounts					$300,000,000		$45,930

	Total Fees Previously Paid							—

	Total Fee Offsets							$31,671

	Net Fee Due							$14,259

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Forte Biosciences, Inc.	S-3	333-256611	May 28, 2021		$31,671 (5)	Unallocated (Universal) Shelf	—	N/A	$290,300,000

Fee Offset Sources	Forte Biosciences, Inc.	S-3	333-256611		May 28, 2021						$31,671

(1)

The securities registered consists of up to $300,000,000 of an indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) depository shares, (e) warrants to purchase common stock, preferred stock or debt securities of the registrant, (f) subscription rights to purchase common stock, preferred stock, debt securities, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts, and (h) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

(3)

The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(4)	Any securities registered under the registration statement may be sold separately or as units with other securities registered under the registration statement.
(5)

On May 28, 2021, the registrant filed a Registration Statement on Form S-3 (the “Prior Registration Statement”) registering up to $300,000,000 of the registrant’s common stock, preferred stock, debt securities, depository shares, warrants, subscription rights, purchase contracts and units and paying the associated filing fee. Of the $300,000,000 of securities registered with the Prior Registration Statement, $9,700,000 have been sold. The Prior Registration Statement expired on June 7, 2024, and therefore all offerings thereunder have been completed or terminated. As a result, the registrant has $290,300,000 of unsold securities and $31,671 in unused filing fees associated with the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the registrant is using the unused filing fees associated with the Prior Registration Statement to offset the filing fee payable in connection with this filing.